EXHIBIT 10.3.9


                                 LOAN AGREEMENT
                                 --------------

                  THIS LOAN AGREEMENT (the "Agreement") is entered into as of October 31, 2001 among Phone 1, Inc. (the "Borrower"), a Florida Corporation, having its business address at 100 North Biscayne Blvd, Suite 2500, Miami, Florida, 33132; Globaltron Corporation ( the "Guarantor"), a Florida corporation and a parent of the Borrower, having its principal office at 100 North Biscayne Blvd, Suite 2500, Miami, Florida, 33132 and GNB Bank Panama S.A. (the "Lender"), a bank organized organized under the laws of the Republic of Panama, having its principal offices at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama (the "Office").

                                 R E C I T A L S

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower certain loaned money as provided for herein;

                  WHEREAS, as an inducement to the Lender, the Guarantor wishes to guaranty Borrower's obligations hereunder, including but not limited to the repayment of the Loan and its interest.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1      Definitions.
                           ------------

                  (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Agreement" means this Loan Agreement, the Exhibits and any other documents or instruments delivered in accordance herewith, as the same may be amended from time to time in accordance with the terms hereof.

                  "Borrower" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or any day on which State and Federal banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Election Number" shall mean the Partial Amount divided by the Total Amount.

                  "Event of Default" has the meaning ascribed to it in Article III.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor statute thereof.

                  "Guarantor" has the meaning ascribed to it in the forepart of this Agreement.

                  "Guaranteed Obligations" shall have the meaning set forth in
Section 7.1.

                  "Indebtedness" shall mean as to any Person (i) all indebtedness (including principal, interest, fees and charges) of such Person
(x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities secured by any lien on any property owned by such Person, (iii) all liabilities secured by any lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person (provided, however, if such liability is non-recourse to such Person, the amount of the Indebtedness attributed thereto shall not exceed the greater of the fair market value of such property or the book value of such property), (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee and (v) all guarantees or other contingent obligations of such Person as to any of the foregoing.

                  "Interest Rate" shall mean a 10% per annum interest rate.

                  "Lender" has the meaning attributed to it in the forepart of this Agreement.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" means the loan made by the Lender to the Borrower pursuant to Section 2.1.

                  "Material Adverse Effect" shall mean (a) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of the Borrower or the Guarantor, or (b) any material adverse effect on the ability of the Borrower or the Guarantor to perform any of their obligations under this

Agreement or under the Note dated as of this date executed among the Borrower, the Lender and the Guarantor.

                  "Note" means the convertible Promissory Note due on the Repayment Date of the Borrower issued pursuant to Section 2.2, in the form attached as Exhibit 1 hereto and made a part hereto.

                  "Notice of Conversion" shall mean the notice by which the Lender notifies the Borrower about its intention to exercise its conversion rights.

                  "Office" shall have the meaning set forth in the forepart of this Agreement.

                  "Partial Amount" means the principal amount and interest of the Loan and the Note that the Lender elects to convert.

                  "Partial Election Percentage" means the percentage, on a fully diluted basis, of the total issued and outstanding stock of the Borrower equal to 7.5% multiplied by the Election Number.

                  "Person" or "Persons" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

                  "Repayment Date" shall have the meaning set forth in Section 2.8.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereof.

                  "Total Amount" means the total outstanding principal and interest of the Loan and the Note.

                  (b) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Borrower.

                                   ARTICLE II
                                    THE LOAN

                  2.1      The Loan.
                           ---------

                  Subject to and upon the terms and conditions set forth herein, Lender shall, on the date hereof, make a Loan to the Borrower in the principal amount of US$10,000,000.

                  2.2      Note.
                           -----

                  The Borrower's obligations to pay the principal of, and interest on, the Loan made by the Lender are evidenced by the Note to be duly executed and delivered by the Borrower, substantially in the form of Exhibit 1, and delivered to the Lender.

                  2.3      Method, Place and date of Payment.

                  Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the Lender not later than 12:00 Noon (New York time) on the Repayment Date or on the date when due, in accordance with the terms of this Agreement and shall be made in lawful money of the United States of America in New York Clearing House funds, at the Office or such other place as may be designated by the Lender in a written notice given to the Borrower. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day, which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

                  2.4      Prepayment.
                           ----------

                  The Note may not be prepaid without the express written consent of the Lender, but in the event that $10,000,000 or more is invested in the equity securities of the Borrower or the Guarantor and if elected by the Lender, the Borrower shall have a mandatory obligation to prepay the outstanding balance of the Note, together with accrued interest.

                  2.5      Interest.
                           ---------

                  (a) The Borrower shall pay, quarterly in arrears, interest in respect of the unpaid principal amount of the Loan from the date hereof until the Repayment Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Interest Rate.

                  (b) If principal or interest on the Loan is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid principal amount of the Loan at a rate per annum equal to 6% in excess of the Interest Rate but not in excess of usury laws. Notwithstanding anything contained herein to the contrary, an amount equal to the interest due on the outstanding balance of the Loan shall be maintained by the Borrower in its account at a bank, within or without the United States, designated by the Lender. The Borrower may not use any of the funds in such accounts or permit a Lien thereon without the consent of the Lender. Borrower specifically grants to the Lender the authority and right to take amounts when due for interest hereunder from such account and Borrower shall sign such authorizations or other documentation, which said bank may require for the Lender to take such actions.

                  (c) Accrued (and theretofore unpaid) interest in respect of the Loan shall be payable (i) quarterly in arrears commencing on December 31, 2001; or (ii) in the occurrence of an Event of Default, on demand.

                  2.6      Net Payments.
                           -------------

                  All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein.

                  2.7      Compensation.
                           -------------

                  The Borrower shall compensate the Lender for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lender to fund the Loan) which the Lender may sustain as a consequence of any default of the Borrower of its obligation under this Agreement or the Note, including but not limited to the repayment of the Loan.

                  2.8      Repayment.
                           ----------

                  The Loan and the interest shall be pay in full on the Repayment Date which shall occur on the earliest of (i) 1 year from the date hereof; or (ii) as provided in Section 2.4 hereof.

                  2.9      Conversion.
                           -----------

                  (a) By notice in writing to the Borrower, the Lender may elect (either prior to the Repayment Date or after the Repayment Date, if the Loan and the Note have not been fully paid) to convert the Loan and the Note in whole or in part, as elected by the Lender (1) into either the shares described in Subparagraphs (i) or (ii) below; or (2) part into the shares described in Subparagraph (i) below and part into the shares described in Subparagraph (ii) below:

                  (i) that number of shares of common stock or any other class of securities issued by the Borrower, having privileges or rights senior to the common stock, equal to the principal and interest accrued thereon under the Note that the Lender elects to convert divided by:

                          (a) if the Lender has elected to convert the Loan and the Note in whole, such conversion price per share that results in granting to the Lender such number of securities of the Borrower representing 12.5%, on a fully diluted basis, of the total issued and outstanding stock of the Borrower immediately after the conversion; and

                          b) if the Lender has elected to convert the Loan and the Note in part, such conversion price per share that results in granting to the Lender such number of securities of the Borrower representing the Partial Election Percentage; or

                  (ii) that number of shares of common stock of the Guarantor equal to the principal and interest accrued thereon under the Note that the Lender elected to convert divided by 1.5.

                  (b) In the event that the Lender exercises its conversion right with respect to only a portion of the outstanding principal amount and/or accrued interest under the Loan and the Note, that portion of the principal amount not so converted shall continue to accrue interest and shall be repayable by the Borrower in accordance with the terms hereof and the Borrower shall issue a new promissory note to the Lender in substantially the form of the surrendered Note, in an aggregate principal amount equal to the remaining unpaid principal balance of the surrendered Note.

                                   ARTICLE III
                                EVENTS OF DEFAULT

                  It shall be an Event of Default if any of the conditions or events described in Sections 3.1 through 3.7 ("Events of Default") shall occur and be continuing:

                  3.1      Failure To Make Payments When Due.
                           ----------------------------------

                  The Borrower shall (i) default in the payment when due of the principal amount or the interest on the Loan or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on the Loan or the Note or any other amounts owed by Borrower hereunder or under the Note;

                  3.2      Breach of Agreements.
                           ---------------------

                  Failure of the Borrower to perform or comply with any of its obligations contained in this Agreement;

                  3.3      Representations, etc.
                           ---------------------

                  Any representation, warranty, covenant or statement made by or on behalf of the Borrower in this Agreement or in the Note or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

                  3.4      Involuntary Bankruptcy. Appointment of Receiver, Etc.
                           -----------------------------------------------------

                  (i) A court shall enter a decree or order for relief in respect of the Borrower or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or
(ii) an involuntary case is commenced against the Borrower or the Guarantor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, the Guarantor or over all or a substantial part of any of its assets and properties, shall have been entered; or an interim receiver, trustee or other custodian of the Borrower, the Guarantor for all or a substantial part of its assets and properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the assets and properties of the Borrower or the Guarantor and the continuance of any such events in this clause (ii) for thirty (30) days unless dismissed, bonded, stayed, vacated or discharged; or

                  3.5      Voluntary Bankruptcy; Appointment of Receiver, Etc.
                           ---------------------------------------------------

                  The Borrower or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or making possession by a receiver, trustee or other custodian for all or a possession by a receiver, trustee or other custodian for all or a substantial part of its assets and properties; the making by the Borrower or the Guarantor of any assignment for the benefit of creditors; the admission by the Borrower or the Guarantor in writing of their inability to pay their debts as such debts become due; or the board of directors of the Borrower or the Guarantor, when applicable, (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  3.6      Default Under Other Agreements.
                           -------------------------------

                  If either the Borrower, the Guarantor or any of its subsidiaries shall (i) default in any prepayment of all or any portion of any Indebtedness other than the Note or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness other than the Note, or contained in any instrument or agreement evidencing, securing or relating thereto and, in the case of clauses (i) and (ii), and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in the agreement or instrument relating thereto.

                  3.7      Judgments or Liens.
                           -------------------

                  One or more judgments or decrees shall be entered against the Borrower or the Guarantor or any of its subsidiaries involving in the aggregate for them a liability of the equivalent of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bounded pending appeal within 30 days after the entry thereof or a Lien is imposed on the assets or properties of the Borrower in an amount of in excess, together with other Liens, of $500,000 exclusive of Liens to equipment vendors in the ordinary course of business.

                  3.8      Change in Condition.
                           --------------------

                  Any material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of the Borrower or any of its subsidiaries.

                  3.9      Remedies.
                           ---------

                  Upon the occurrence of any Event of Default described in this
Article III, the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligations of the Lender hereunder shall thereupon terminate.


                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower and the Guarantor, when applicable, make the following representations, warranties and agreements as of the date hereof, jointly and severally, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan:

                  4.1      Legal Status.
                           -------------

                  The Borrower, the Guarantor and each of its subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority and possesses all franchises, permits, authorizations and approvals necessary to carry on their business as now being conducted and to own its property and assets, and (iii) has good and marketable title to its assets free and clear of any Lien, except for Liens that do not cause a Material Adverse Effect in the condition of the Borrower, the Guarantor and its subsidiaries and except as set forth in filings with the United States Securities and Exchange Commission ("SEC") under the Securities Act or the Exchange Act ("SEC Filings"). The Borrower, the Guarantor and each of its subsidiaries are in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

                  4.2      Subsidiaries.
                           -------------

                  The only subsidiaries of the Guarantor are set forth in the SEC Filings. The Borrower does not have any subsidiaries.

                  4.3      Power and Authority.
                           --------------------

                  (i) The Borrower and the Guarantor have the power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Note and have taken, as the case may be, all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement; (ii) the Borrower and the Guarantor have duly executed and delivered this Agreement and the Note which constitutes their legal, valid and binding obligation enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

                  4.4      No Violation.
                           -------------

                  Neither the execution, delivery or performance by the Borrower and the Guarantor of this Agreement, nor compliance by them with the terms and provisions thereof, nor the use of the proceeds of the Loan (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on the Borrower or any of its subsidiaries, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of the terms of any indenture, mortgage, deed or trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its subsidiaries is a party or by which its respective properties or assets is bound or to which it may be subject.

                  4.5      SEC Filings, Financial Statements.
                           ----------------------------------

                  Guarantor has filed all reports required to be filed by it with the SEC since its incorporation (collectively, the "Guarantor SEC Reports"). As of the respective dates they became effective, the Guarantor SEC Reports filed pursuant to the Securities Act, and as of the respective dates of filing of the last applicable amendment thereto the Guarantor SEC Reports which were filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower and those of Guarantor included in the Guarantor SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted in those reports) and fairly present the consolidated financial position of Borrower and the Guarantor and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except that in the case of the unaudited consolidated financial statement included in any form 10-Q, the presentation and disclosure conform with the applicable rules of the Exchange Act and are subject to year-end adjustments.

                  4.6       Litigation.
                            -----------

                  Except as set forth in the SEC Filings, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Borrower and the Guarantor, threatened against or affecting any of them with respect to or affecting the Borrower, the Guarantor or any of its subsidiaries, or their assets, properties or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer of before any arbitrator.

                  4.7      Undisclosed Liabilities.
                           ------------------------

                  Except as set forth in the SEC Filings, the Borrower, the Guarantor and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, un-asserted or otherwise), including any liabilities or obligations the Borrower, the Guarantor and its subsidiaries may incur for product liability, misrepresentation, fraud or comparable claims arising out of the conduct of the business of the Borrower, the Guarantor and its subsidiaries prior to the date hereof, except (i) as set forth on the SEC Reports, (ii) for purchase contracts and orders for inventory, equipment and supplies in the ordinary course of business consistent with past practice, and not in violation of this Agreement.

                  4.8      True and Complete Disclosure.
                           -----------------------------

                  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower and the Guarantor in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated herein or in the Note is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower and the Guarantor in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact or circumstances which has, or is reasonably likely to have, a Material Adverse Effect on the Borrower or the Guarantor or taken as a whole which has not been disclosed herein or in such other documents, certified and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

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

                  4.9      Tax Returns and Payments.
                           -------------------------

                   Except as provided in Schedule 4.6, the Borrower and the Guarantor have filed all tax returns required to be filed by them and have paid all taxes payable by them which have become due pursuant to such tax returns and all other taxes and assessments payable by them which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

                  4.10     Capitalization.
                           ---------------

                  (a) As of the date hereof, the authorized capital stock of the Borrower consists of 100,000,000 shares of common stock, $.001 par value per share, of which 41,078,702 shares are issued and outstanding and 50,000,000 shares of preferred stock, $.001 par value per share, none of which 9,000,000 share are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable.

                  4.11     Compliance with Laws, etc.
                           --------------------------

                  The Borrower, the Guarantor and all of its subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

                  4.12     Labor Relations.
                           ---------------

                  To the Borrower's and the Guarantor's knowledge there is (i) no significant unfair labor practice complaint pending or threatened against either the Borrower, the Guarantor or any of its subsidiaries, or before any governmental body or agency and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its subsidiaries, threatened against the Borrower, the Guarantor or any of its subsidiaries or,
(ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower, the Guarantor or any of its subsidiaries or, threatened against the Borrower, the Guarantor or any of its subsidiaries, (iii), no union representation question existing with respect to the employees of the Borrower, the Guarantor or any of its subsidiaries.

                  4.13     Properties.
                           -----------

                  Except as set forth in the SEC Filings, the Borrower and the Guarantor have good and marketable title, without regard to defects of title, which do not have a Material Adverse Effect, to all properties owned by them, free and clear of all Liens. With respect to any lease or rental agreement to which the Borrower or the Guarantor are a party, (i) such lease or rental agreement is in full force and effect, (ii) the Borrower

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

and/or the Guarantor have complied in all material respects with all of the terms of such lease or rental agreement.

                  4.14     Assets other than Real Property.
                           --------------------------------

                  The Borrower, the Guarantor and its subsidiaries has good title to all tangible assets owned by them reflected in the SEC Reports and financial information, free and clear of all Liens that individually or in the aggregate would not have a Material Adverse Effect on the Borrower, the Guarantor or its subsidiaries. The Borrower, the Guarantor and its subsidiaries own, or lease all the intangible personal property currently used in the conduct of its business as presently conducted. All the intangible personal property owned by the Borrower, the Guarantor or its subsidiaries is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Borrower or the Guarantor is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

                  4.15     Patents, Licenses, Franchises and Formulas.
                           -------------------------------------------

                  The Borrower and the Guarantor own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the Borrower or the Guarantor.

                  4.16     Intellectual Property.
                           ----------------------

                  (a) The Borrower and the Guarantor own and posses all right, title and interest in and to, or have a valid license to use, all of the Proprietary Rights (as defined below) used in the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

                  (b) the Borrower or the Guarantor have not received any notice of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights; and

                  (c) neither the Borrower nor the Guarantor or any of its subsidiaries has infringed, misappropriated or otherwise violated any material Proprietary Rights of any third parties, and neither the Borrower nor the Guarantor has knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Borrower and the Guarantor as presently operated.

                  As used herein, the term "Proprietary Rights" means all proprietary information of the Borrower and Guarantor, including all patents, patent applications, patents rights and inventions, trademarks, service marks, trade names, copyrights and trade secrets.

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

                  4.17     Insurance.
                           ----------

                  The Borrower, the Guarantor and its subsidiaries presently maintains and have maintained in effect since their formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of its business as presently conducted.

                  4.18     No Misrepresentation.
                           ---------------------

                  The representations and warranties contained in this Article IV and any Exhibits contained attached hereto, do not contain any untrue statement or a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 and on such Exhibits not misleading.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  The Borrower and the Guarantor covenant and agree that on and after the date hereof and until the Note, together with all accrued interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

                  5.1      Information Covenants.
                           ----------------------
                  The Borrower and the Guarantor will furnish or cause to be furnished to the Lender:

                  (a) Promptly, copies of all financial information, proxy materials and material filings, reports and information which either of the Borrower and the Guarantor shall file or be required to file with any agency, regulatory authority or instrumentality of the Government.

                  (b) Other Information. From time to time, such other information or documents (financial or otherwise) as any Lender may reasonably request.

                  5.2      Books, Records and Inspections.
                           -------------------------------
                  The Borrower, the Guarantor and each of its subsidiaries will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the United States consistently applied in the jurisdiction of each corporation and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities.

                  5.3      Maintenance of Property, Insurance.
                           -----------------------------------

                  The Borrower, the Guarantor and each of its subsidiaries will
(i) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary and in accordance with industry standards for the business in which it is engaged.

                  5.4      Corporate Franchises.
                           ---------------------

                  The Borrower, the Guarantor and each of its subsidiaries will do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and other intellectual property.

                  5.5      Compliance with Statutes, etc.
                           ------------------------------

                  The Borrower, the Guarantor and each of its subsidiaries will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except where the failure to so comply would not have a Material Adverse Effect on the Borrower, the Guarantor or any of its subsidiaries.

                  5.6      Performance of Obligations.
                           ---------------------------

                   The Borrower, the Guarantor and each of its subsidiaries will: (i) perform all of its obligations under (a) this Agreement, and (b) the terms of each other mortgage, indenture, security agreement, and other debt instrument by which it is bound, except where the failure to so perform would not have a Material Adverse Effect on the Borrower, the Guarantor or any of its subsidiaries.

                  5.7      Taxes.
                           ------

                  The Borrower, the Guarantor and each of its subsidiaries will pay and discharge or cause to be paid and discharged all applicable federal, state, local and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid might by law become a lien upon such property.

                  5.8      Compliance.
                           -----------

                  The Borrower, the Guarantor and each of its subsidiaries will maintain all material authorizations, qualifications, licenses and permits necessary for the operation of their respective business and the ownership of their respective property.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  The Borrower and the Guarantor, when applicable, covenant and agree that on and after the date hereof and until the Loan and the Note, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

                  6.1      Liens.
                           ------

                  The Borrower, the Guarantor and each of its subsidiaries will not, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of each of them, whether now owned or hereafter acquired.

                  6.2      Consolidation, Merger, Sale of Assets, etc.
                           --------------------------------------------

                  The Borrower, the Guarantor and each of its subsidiaries will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing, at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person.

                  6.3      Dividends and Redemptions.
                           --------------------------

                  (a) The Borrower, the Guarantor and each of its subsidiaries will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower or the Guarantor with respect to its capital stock), or set aside any funds for any of the foregoing purposes; and (b) the Borrower or the Guarantor will not redeem any common stock of either the Borrower or the Guarantor.

                  6.4      Indebtedness.
                           -------------

                  Except hereunder, the Borrower and the Guarantor will not, and will not permit any of its subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except (i) certain vendor financing as described in the SEC Filings and (ii) charges payable incurred in the ordinary course of business.

                  6.5      Advances, Investments and Loans.
                           --------------------------------

                   The Borrower and the Guarantor will not, and will not permit any of its subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted: (i) advances, investments and loans to wholly-owned subsidiaries of the Borrower or upstream advances, investments and loans to the Guarantor; (ii) loans made in the ordinary course of business to employees; (iii) extensions of credit made in the ordinary course of business in accordance with customary trade practices; (iv) capital expenditures and (v) presently outstanding loans and investments if any, as disclosed in the Guarantor SEC Filings.

                  6.6      Transactions with Affiliates.
                           -----------------------------

                  Neither the Borrower nor the Guarantor will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any affiliate other than on terms and conditions substantially as favorable to, as the case may be, the Borrower or any such subsidiary as would be obtainable by the Borrower or the Guarantor at the time in a comparable arm's-length transaction with a Person other than an affiliate.

                  6.7      Limitation on Issuance of Common Stock or other
                           -----------------------------------------------
                           Securities.
                           -----------

                  The Borrower and the Guarantor will not, and will not permit any of its subsidiaries to, issue any common stock or other securities (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, common stock, except for (i) transfers and replacements of then outstanding shares of common stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Guarantor in any class of the common stock of the any of the subsidiaries of the Borrower.

                  6.8      Business.
                           ---------

                  Neither the Borrower nor the Guarantor will engage (directly or indirectly) in any business other than the business in which they are engaged on the date hereof.

                                   ARTICLE VII
                                    GUARANTY

                  7.1 The Guarantor irrevocably and unconditionally, guarantee the full and prompt payment when due of the principal amount of and interest on the Note issued under this Agreement and of all other obligations and liabilities of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement and the Note and the due performance and compliance with the terms of this Agreement and the Note by the Borrower ("Guaranteed Obligations"). The Guarantor understands, agrees and confirms that the Lender may enforce this guaranty obligation up to the full amount of the Guaranteed Obligations against it without proceeding against the Borrower. The Guarantor irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Lender, or order, on demand, in lawful money of the

United States of America. The guaranty provided herein shall constitute a guarantee of payment and not of collection.

                  7.2 The Guarantor hereby waives notice of acceptance of this guaranty obligation and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Lender against, and any other notice to, any party liable thereon (including the Guarantor).

                  7.3 The obligations of the Guarantor under this agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1      Notices.
                           --------
                  All notices, requests and other communications hereunder must be in writing and delivered personally against written receipt, by facsimile transmission with answer back confirmation or mailed by prepaid first class certified mail (air mail, if faster delivery), return receipt requested, or mailed by overnight (or in the case of notices being sent or delivered outside the United States, second day) courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Borrower, to:

                  Phone 1, Inc.
                  100 North Biscayne Blvd, Suite 2500
                  Miami, Florida, 33132
                  Attn: Dario Echeverry
                  Fax: (305) 371-6540

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attn: David W. Sloan, Esq.
                  Fax: (212) 969-2900

                  If to the Guarantor, to:

                  Globaltron Corporation
                  100 North Biscayne Blvd, Suite 2500
                  Miami, Florida, 33132

                  Attn: Syed Naqvi
                  Fax: (305) 371-6540
                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Fax: (212) 969-2900

                  If to Lender, to:

                  GNB Bank Panama S.A
                  Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30
                  Ciudad de Panama, Panama.
                  Attn: Magda Rodriguez
                  Fax: (011-507) 215-7560

                  with a copy to:

                  Camilo Verastegui
                  Fax: (011-507) 215-7560


                  All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the applicable facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by United States mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the tenth Business Day following mailing or upon receipt and (iv) if delivered by courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day (second Business Day in the case of notices given or sent outside the United States) following the date sent by such courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

                  8.2      Entire Agreement.
                           -----------------

                  This Agreement and the Note supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  8.3      Independence of Representations, Warranties and
                           -----------------------------------------------
                           Covenants.
                           ----------

                   All representations, warranties and covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another representation, warranty or covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

                  8.4      No Third Party Beneficiary.
                           ---------------------------

                  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights.

                  8.5      Assignment; Binding Effect.
                           ---------------------------

                  This Agreement, all the rights, interest or obligation hereunder may be assigned by the other party with the prior written consent of the other party. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

                  8.6      Headings.
                           ---------

                  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  8.7      Invalid Provisions.
                           -------------------

                  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  8.8      Governing Law.
                           --------------

                  THIS AGREEMENT, HAVING BEEN SIGNED IN THE STATE OF NEW YORK, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE.

                  8.9      Computations.
                           -------------

                  All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable.

                  8.10     Counterparts.
                           -------------

                  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  8.11     Independent Advice.
                           -------------------

                  Lender confirms that he fully understands his rights and obligations hereunder and that he has had an opportunity to consult with such independent advisors, including counsel, as he deemed necessary or appropriate.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                            PHONE 1, INC.


                                            By: /s/ HELEN ISAACSON
                                                --------------------------------

                                            Name: Helen Isaacson
                                                  ------------------------------

                                            Title:  Asst. Secretary
                                                    ----------------------------

                                            GLOBALTRON CORPORATION


                                            By: /s/ HELEN ISAACSON
                                                --------------------------------

                                            Name: Helen Isaacson
                                                  ------------------------------

                                            Title:  Asst. Secretary
                                                    ----------------------------



                                            GNB BANK PANAMA S.A.


                                            By:
                                                --------------------------------

                                            Name:
                                                  ------------------------------

                                            Title:
                                                    ----------------------------